UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ALLARITY THERAPEUTICS, INC.

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Press release

Allarity Therapeutics Announces Adjournment of Special Meeting of Stockholders

Meeting adjourned to Friday, June 23, 2023 at 1:00 p.m. Eastern Time

BOSTON, MA (June 20, 2023) — Allarity Therapeutics, Inc. (Nasdaq: ALLR) (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced that the special meeting of stockholders on June 20, 2023 (the “Special Meeting”) was adjourned, without conducting any business, until June 23, 2023 to provide additional time for the Company to obtain approval of the proposals as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 6, 2023 (the “Proxy Statement”).

The adjourned Special Meeting will reconvene on Friday, June 23, 2023, at 1:00 p.m. (Eastern Time) virtually at https://meetnow.global/MVHUJSD. The record date for the adjourned Special Meeting remains the same, May 30, 2023. Stockholders of record may attend the virtual webcast meeting by logging in through the same method. During this adjournment, the Company will continue to solicit votes from its stockholders regarding all proposals set forth in the Proxy Statement. Stockholders who have already voted their shares on the proposals contained in the Proxy Statement do not need to vote again. Proxies previously submitted will be voted at the adjourned Special Meeting, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Allarity encourages all stockholders, as of the record date on May 30, 2023, who have not yet voted to do so promptly.

Stockholders may use the Proxy Card that they were originally provided with or vote in the manner as set forth in the Proxy Statement. Stockholders who have questions or require any assistance in voting their shares may contact the Company at investorrelations@allarity.com.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a clinical-stage pipeline of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer, and in Phase 1 development for advanced solid tumors in a combination treatment with dovitinib, a pan-tyrosine kinase inhibitor (pan-TKI) that has previously been developed through Phase 3 in renal cancer; and IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. and marketed by R-PHARM U.S. for the treatment of second-line metastatic breast cancer, currently in Phase 2 development in Europe for the same indication. Additionally, the Company has rights in two secondary assets: 2X-111, a liposomal formulation of doxorubicin for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, being developed via a partnership with CHOSA Oncology AB for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses a drug-specific DRP® companion diagnostic to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, Allarity believes that the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive versus resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has demonstrated its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anticancer drugs, has been extensively published in peer reviewed literature.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Twitter: https://twitter.com/allaritytx

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to the Company’s ability to regain compliance with the Nasdaq Listing Rule, statements relating to the reverse stock split and ability to raise capital, statements related to the expected availability capital to fund its anticipated clinical trials, statements related to advancing dovitinib in combination with another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact Email:

investorrelations@allarity.com

U.S. Media Contact:

Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com